Exhibit 10.3

AMENDED AND RESTATED

COMMON STOCK PURCHASE AGREEMENT

This Amended and Restated Common Stock Purchase Agreement (this “Agreement”), is entered into on November 8, 2012, between Global Eagle Acquisition Corp., a Delaware corporation (the “Company”), and PAR Investment Partners, L.P., a Delaware limited partnership (the “Purchaser”) and amends and restates that certain Common Stock Purchase Agreement entered into by the Company and the Purchaser on September 5, 2012 (the “Original Agreement”) in its entirety.

WHEREAS, concurrently with the execution of this Agreement, the Company, EAGL Merger Sub Corp., Row 44, Inc. (“Row44”) and the Purchaser are entering into an Agreement and Plan of Merger and Reorganization, with respect to a proposed transaction involving the Company and Row44 as described therein (the “Transaction”);

WHEREAS, the Purchaser is a shareholder of Row44;

WHEREAS, the Company and the Purchaser entered into the Original Agreement on September 5, 2012, in order to set forth certain agreements with respect to items contemplated by the Transaction regarding the purchase of shares of the Company’s common stock, par value $0.0001 per share (“GEAC Voting Common Stock”), upon the closing of the Transaction (the “Closing”); and

WHEREAS, the Company and the Purchaser desire to amend and restate the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Backstop Purchases.

(a)                Mandatory Purchases.

(i)                 Subject to the terms and conditions contained in this Agreement, in the event that, in connection with the Closing, public holders of GEAC Voting Common Stock exercise their rights under the Company’s certificate of incorporation, as amended, to redeem shares of GEAC Voting Common Stock, the Purchaser hereby agrees that concurrent with the Closing, it shall purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, an aggregate number of shares of GEAC Voting Common Stock and non-voting common stock of the Company, par value $0.0001 per share (the “GEAC Non-Voting Common Stock” and, together with the GEAC Voting Common Stock, the “GEAC Common Stock”), that in total is equal to the number of shares redeemed by the Company’s public holders, for a purchase price of $10 per share (the “Mandatory Backstop Purchase Price”), payable by the Purchaser by wire transfer of immediately available funds; provided that the number of shares of GEAC Common Stock that the Purchaser is obligated to purchase hereunder shall not exceed 4,750,000 shares of GEAC Common Stock (the “Mandatory Purchase Cap”). For the avoidance of doubt, in the event the Purchaser purchases shares of GEAC Common Stock pursuant to this Section 1.1(a) (a “Mandatory Purchase”), the proportion of GEAC Voting Common Stock to GEAC Non-Voting Common Stock purchased in connection with such Mandatory Purchase shall be determined by the Purchaser in its sole discretion.

(ii)                 Notwithstanding anything to the contrary in Section 1.1(a)(i) above, in the event the Company enters into Additional Backstop Purchases (as defined in Section 7(r)) and the number of shares redeemed by public holders of GEAC Voting Common Stock is less than the aggregate of all Mandatory Purchase Caps under all Equity Backstop Agreements (the “Aggregate Mandatory Purchase Cap”), the Purchaser shall be obligated to purchase such number of shares of GEAC Common Stock as is equal to (A) the quotient of the Mandatory Purchase Cap divided by the Aggregate Mandatory Purchase Cap, multiplied by (B) the number of shares redeemed by public holders of GEAC Voting Common Stock.

(b)                Optional Purchases. Subject to the terms and conditions contained in this Agreement, in the event that, in connection with the Closing, public holders of GEAC Voting Common Stock exercise their rights under the Company’s certificate of incorporation, as amended, to redeem up to, but less than 4,750,000 shares of GEAC Voting Common Stock, the Purchaser shall have the option, exercisable in the Purchaser’s sole discretion, to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, concurrent with the Closing, a number of shares of GEAC Common Stock up to an amount equal to the difference between (x) 4,750,000 and (y) the number of shares required to be purchased pursuant to Section 1(a) above, for a purchase price of $10 per share (the “Optional Backstop Purchase Price”), payable by the Purchaser by wire transfer of immediately available funds. For the avoidance of doubt, in the event the Purchaser purchases shares of GEAC Common Stock pursuant to this Section 1.1(b) (a “Voluntary Purchase”), the proportion of GEAC Voting Common Stock to GEAC Non-Voting Common Stock purchased in connection with such Voluntary Purchase shall be determined by the Purchaser in its sole discretion.

(c)               Fractional Shares. If any fractional share would be obligated to be purchased by the Purchaser pursuant to Section 1(a), or purchasable by the Purchaser at its option pursuant to Section 1(b), the number of shares required to be purchased by the Purchaser or purchasable at the Purchaser’s option shall be rounded up to the nearest whole share.

2.                  Procedures.

(a)                Timing of Actions. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(b)               Purchase Price. At the Closing, the Purchaser shall deliver to the Company, the Mandatory Backstop Purchase Price (and, if applicable, the Optional Backstop Purchase Price) for the shares being purchased by the Purchaser.

(c)                Certificates. At the Closing, the Company shall deliver to the Purchaser the shares purchased by the Purchaser (the “Shares”) by book entry.

(d)               Further Assurances. The parties hereto (i) shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the purchase and sale of the GEAC Common Stock as contemplated by this Agreement, and (ii) hereby agree that in order to effectuate the intent of this Agreement, in the event that the structure of the Transaction is such that the Company is not the surviving public company following the consummation of the Transaction (the “Revised Transaction Structure”), the obligations of the Purchaser to purchase GEAC Common Stock hereunder shall instead be obligations of the Purchaser to purchase shares of common stock from such other surviving public company that is a constituent party to the Transaction, provided, however, that the terms, conditions and economic effect of the Revised Transaction Structure are no less favorable to the Purchaser than the terms, conditions and economic effect of the structure of the Transaction contemplated in this Agreement.

(e)                Legends. Each certificate evidencing the Shares and each certificate issued in exchange for or upon the transfer of any Shares shall be stamped or otherwise imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(f)                Registration Rights.  At the Closing, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit A.

3.                  Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

(a)           Organization and Good Standing. The Purchaser is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)           Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The Purchaser has full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Purchaser has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser.

(c)          Investment Representations.

(i)           The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(ii)          The Purchaser has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

(iii)         The Purchaser hereby acknowledges that an investment in the Shares involves certain significant risks. The Purchaser acknowledges that there is a substantial risk that it will lose all or a portion of its investment and that it is financially capable of bearing the risk of such investment for an indefinite period of time. The Purchaser has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Purchaser’s present financial condition is such that the Purchaser is under no present or contemplated future need to dispose of any portion of the Shares purchased hereby to satisfy any existing or contemplated undertaking, need or indebtedness. The Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in the Company will not cause such overall commitment to become excessive.

(iv)        The Purchaser acknowledges that the Shares have not been registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Purchaser’s representations and warranties set forth herein. The Purchaser acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Shares are registered in accordance with federal and state securities laws or the Purchaser finds and complies with an available exemption under such laws. Accordingly, the Purchaser hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Company.

(v)         There are substantial risk factors pertaining to an investment in the Company. The Purchaser acknowledges that it has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and the Purchaser is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(vi)        The Purchaser has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the purchase of the Shares, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist the Purchaser in evaluating the advisability of the purchase of the Shares and an investment in the Company. The Purchaser further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and an investment in the Company. The Purchaser is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(vii)       The Purchaser understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

(viii)      The Purchaser acknowledges that neither the Company, nor any of its officers, directors, employees, agents or affiliates has made any representation or warranty, express or implied, regarding the Company, the Shares or otherwise, other than the representations and warranties set forth herein and the representations to be made to the Purchaser at the Closing pursuant to Section 4(e) below.

(ix)         The Purchaser acknowledges its obligations under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the treatment of non-public information relating to the Company.

4.                  Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as follows:

(a)           Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b)           Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, except for the filing of the Second Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) with the Secretary of State of the State of Delaware (the “Restated Certificate Filing”) following receipt by the Company of stockholder approval of the Restated Certificate (the “Restated Certificate Approval”). This Agreement has been duly authorized, executed, and delivered by the Company.

(c)           No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of the transactions contemplated hereby, will: (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under, termination, cancellation, suspension or modification of, or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (collectively, “Law”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any governmental authority or arbitrator (collectively, “Order”), (C) contract or agreement, (D) permit, license, certificate, waiver, filing, notice or authorization (collectively, “Permit”) to which the Company is a party or by which it is bound or any of its assets are subject, or (E) any provision of the Company’s organizational documents as in effect at the Closing, (ii) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (iii) require any consent, approval, notification, waiver, or other similar action under any contract or agreement or organizational document to which the Company is a party or by which it is bound (other than receipt of the Restated Certificate Approval); or (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the Securities and Exchange Commission and (B) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (v) trigger any rights of first refusal, preemptive or preferential purchase or similar rights with respect to any of the Shares.

(d)           Authorization of the Shares. (i) The Shares consisting of GEAC Voting Common Stock have been duly authorized, and when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, claims or encumbrances, other than (A) transfer restrictions hereunder, (B) transfer restrictions under federal and state securities laws, and (C) liens, claims or encumbrances imposed due to the actions of the Purchaser and (ii) upon receipt of the Restated Certificate Approval and the completion of the Restated Certificate Filing, the Shares consisting of GEAC Non-Voting Common Stock will be duly authorized, and when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, claims or encumbrances, other than (A) transfer restrictions hereunder, (B) transfer restrictions under federal and state securities laws, and (C) liens, claims or encumbrances imposed due to the actions of the Purchaser.

(e)           Additional Representations. At the Closing, the Company will make the same representations and warranties to the Purchaser as are made to Row44 in an officer’s certificate delivered to Row44 at the closing pursuant to the definitive merger, acquisition or similar agreement, including, without limitation, with respect to (i) the Company’s capitalization, (ii) the Company’s financial statements, and (iii) SEC filings made by the Company.

5.                  Closing Conditions.

The obligation of the Purchaser to purchase shares of GEAC Common Stock under this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(a)           The Transaction shall be consummated concurrently with the purchase of Shares.

(b)           The Company shall have delivered the Shares to the Purchaser.

(c)           The Company shall have duly executed and delivered the Registration Rights Agreement.

(d)           The representations and warranties of the Company set forth in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date).

(e)            No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Shares.

6.                  Termination.

This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of the Company and the Purchaser; or

(b)           automatically upon any termination of the definitive merger, acquisition or similar agreement with respect to the Transaction.

In the event of any termination of this Agreement pursuant to this Section 6, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.                  General Provisions.

(a)           Survival of Representations and Warranties.  All of the representations and warranties contained herein, or made by the Company pursuant to Section 4(e), shall survive the Closing.

(b)           Entire Agreement.  This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(c)           Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

(d)           Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Purchaser (i) may, from time to time until the Closing, assign this Agreement or any of its rights, interests or obligations hereunder, in whole or in part, including without limitation the right or obligation to purchase up to an aggregate of 100% of the shares of GEAC Common Stock hereunder to one or more existing shareholders or strategic partners of Row44 upon delivery of prior written notice to the Company and upon execution and delivery of a joinder to this Agreement by any such assignee, and (ii) may, from time to time until the time upon which definitive documents for the Transaction have been executed and delivered, assign, in whole or in part, the right or obligation to purchase up to an aggregate of fifty percent (50%) of the shares of GEAC Common Stock hereunder to up to a maximum of three other parties that are not existing shareholders of Row44 so long as such parties are reasonably acceptable to the Company, upon delivery of prior written notice to the Company and upon execution and delivery of a joinder to this Agreement by any such assignee. Notwithstanding anything in this Agreement to the contrary, in the event that the Purchaser assigns any of its rights, interests or obligations hereunder to any assignee parties in accordance with the provisions of this Agreement, any such assignee parties shall have the option, in its sole discretion to purchase Shares consisting of shares of GEAC Voting Common Stock or GEAC Non-Voting Common Stock.  Any assignee parties described in clause (ii) above that are affiliated with one another shall count as only one “party” for purposes of such clause (ii).  Any purported assignment in violation of this Section 7(d) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. The Company hereby acknowledges that the Purchaser’s disclosure to a proposed assignee of information regarding the Company or the Transaction shall not constitute a breach of any existing confidentiality agreement between the Company and Purchaser, provided that such proposed assignee agrees to maintain the confidentiality of such information.

(e)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(f)           Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(g)           Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(h)           Waiver of Jury Trial.  The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(i)           Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

(j)           Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(k)           Expenses. Except as otherwise expressly provided in this Agreement or in the definitive documents for the Transaction, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(l)           Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(m)         Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(o)           Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements or, unless and until the Transaction is publicly announced, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(p)           Trust Account Waiver. The Purchaser hereby acknowledges that it is aware that the Company has established a trust account (the “Trust Account”) for the benefit of its public stockholders. The Purchaser, for itself and its affiliates, hereby acknowledges that the Company has not agreed to pay them any fees or reimburse any of their expenses, and agrees that it or they do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and waives any claim it or they may have in the future as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with the Company.

(q)           Voting. The Purchaser agrees (i) to vote any public shares of the Company’s common stock that it may acquire prior to the consummation of the Transaction in favor of the Transaction and (ii) not to seek redemption of such shares in connection with the Transaction.

(r)           Additional Company Restrictions.  From and after the effectiveness of this Agreement and continuing until the Closing, the Company shall not without the prior written consent of the Purchaser:  (a) issue, sell, grant or otherwise transfer to any person any equity securities of the Company (or any securities convertible into or exercisable for equity securities of the Company), other than (i) pursuant to the terms of the definitive merger, acquisition or similar agreement with respect to the Transaction and the AIA Transaction Agreements (as defined in the Merger Agreement) or (ii) the sale of additional shares of GEAC Common Stock for the purpose of providing funds to the Company that will be used solely to redeem shares of GEAC Voting Common Stock from public holders of GEAC Voting Common Stock exercising their rights under the Company’s certificate of incorporation in connection with the consummation of the Transaction (“Additional Backstop Purchases”), provided, however, that such Additional Backstop Purchases are consummated pursuant to common stock purchase agreements (collectively with this Agreement, the “Equity Backstop Agreements”) that are substantially identical to this Agreement, including without limitation, with respect to the price paid, directly or indirectly, per share of GEAC Common Stock to be purchased or otherwise received by any purchaser in any Additional Backstop Purchase; (b) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than redemptions or purchases of shares of GEAC Voting Common Stock at a price of not more than $10.00 per share from public holders of GEAC Voting Common Stock; or (c) enter into any agreement, whether oral or in writing, express or implied, or engage in any plan or arrangement that provides for the payment or transfer of any consideration (whether in the form of cash, securities or any other item of value) by the Company or any subsidiary to any holder of the Company’s voting securities in connection with such holder’s agreement not to exercise any redemption rights or that is otherwise designed to stabilize or otherwise influence the price of the GEAC Voting Common Stock.

(s)           Amendment of Original Agreement. This Agreement amends and restates, in its entirety, the Original Agreement, which as of the date hereof shall be of no further force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GLOBAL EAGLE ACQUISITION CORP.

By: /s/ James Graf___________________
Name: James Graf
Title: Vice President

PURCHASER:

PAR INVESTMENT PARTNERS, L.P.
By: PAR Group, L.P., its general partner
By: PAR Capital Management, Inc., its general partner

By: /s/ Steven M. Smith_________________
Name: Steven M. Smith
Title: Chief Operating Officer and General Counsel